Exhibit 10.76

SECOND AMENDMENT TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Second Amendment (the “Amendment”) to that certain Amended and Restated
Employment Agreement made and entered into as of December 31, 2008 by and between Sprint Nextel Corporation, now known as Sprint Communications, Inc., and JAIME A. JONES (the “Agreement”), and amended effective December 13, 2012, is entered into on this 24th day of March, 2016. Certain capitalized terms shall have the meaning ascribed to them in the Agreement.

WHEREAS, the Company and the Executive desire to amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements set forth herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Company and the Executive hereby agree Section 8 of the Agreement shall be amended, effective in connection with 2016 assignment of Executive’s Place of Performance to Atlanta, Georgia, as shown in double underline (deletions in strikethrough) below:

8.    Place of Performance. In connection with his employment by the Company as Area President - South, the Executive shall be based at the ~~principal~~ executive offices of the Company in the vicinity of Atlanta, Georgia or Overland Park, Kansas (the “Place of Performance”), except for travel reasonably required for Company business. If the Company relocates the Executive’s place of work more than 50 miles from his place of work prior to such relocation, the Executive shall relocate to a residence within (a) 50 miles of such relocated executive offices or (b) such total miles that does not exceed the total number of miles the Executive commuted to his place of work prior to relocation of the Executive’s place of work. To the extent the Executive relocates his residence as provided in this Section 8, the Company will pay or reimburse the Executive’s relocation expenses in accordance with the Company’s relocation policy applicable to senior executives, except that the requirement to list his home in the vicinity of Overland Park for a period of at least 90 days before a corporate buyout of the property commences will be reduced to at least 20 days.

In all other respects, the terms, conditions and provisions of the Agreement shall remain the same.

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by an officer pursuant to the authority of its Board, and the Executive has executed this Amendment, as of the date set forth above.

SPRINT COMMUNICATIONS, INC. EXECUTIVE

/s/ Sandra J. Price                    /s/ Jaime A. Jones
By: Sandra J. Price,                     JAIME A. JONES
Senior Vice President, Human Resources